JOINT FILING AGREEMENT


     JOINT FILING AGREEMENT, (this "Agreement"), dated as of September 1, 1994 among TPG PARTNERS, L.P., a Delaware limited partnership ("TPG"), TPG PARALLEL I, L.P., a Delaware limited partenrship ("TPG Parallel") and AIR PARTNERS II, L.P., a Texas limited partnership ("Air Partners II").

                        W I T N E S S T H

     WHEREAS, as of the date hereof, each of TPG, TPG Parallel and Air Partners II is filing a Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the securities of America West, Inc., a Delaware corporation (the "Schedule 13D";

     WHEREAS, each of TPG, TPG Parallel and Air Partners II is individually eligible to file the Schedule 13D;

     WHEREAS, each of TPG, TPG Parallel and Air Partners II wishes to file the Schedule 13D and any amendments thereto jointly and on behalf of each of TPG and AmWest, pursuant to Rule
13d-1(f)(1) under the Exchange Act;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

     1. TPG, TPG Parallel and Air Partners II hereby agree that the Schedule 13D is, and any amendments thereto will be, filed on behalf of each of TPG, TPG Parallel and Air Partners II pursuant to Rule 13d-1(f)(1)(iii) under the Exchange Act.

     2. TPG hereby acknowledges that, pursuant to Rule 13d-1(f)(1)(i) under the Exchange Act, TPG is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning TPG contained therein, and is not responsible for the completeness and accuracy of the information concerning TPG Parallel or Air Partners II contained therein, unless TPG knows or has reason to know that such information is inaccurate.

     3. TPG Parallel hereby acknowledges that, pursuant to Rule 13d-1(f)(1)(i) under the Exchange Act, TPG Parallel is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning TPG Paralllel contained therein, and is not responsible for the completeness and accuracy of the information concerning TPG or Air Partners II contained therein, unless TPG Parallel knows or has reason to know that such information is inaccurate.

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     4. Air Partners II hereby acknowledges that, pursuant to
Rule 13d-1(f)(1)(i) under the Exchange Act, Air Partners II is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning Air Partners II contained therein, and is not responsible for the completeness and accuracy of the information concerning TPG or TPG Parallel contained therein, unless Air Partners II knows or has reason to know that such information is inaccurate.

     5. Each of TPG, TPG Parallel and Air Partners II hereby agree that this Agreement shall be filed as an exhibit to the
Schedule 13D, pursuant to Rule 13D-1(f)(1)(iii) under the Exchange Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.



                                TPG PARTNERS, L.P.

                                By:  TPG GenPar, L.P.
                                     General Partner

                                       By:  TPG Advisors, Inc.
                                            General Partner



                                By:     /s/ James O'Brien
                                   ---------------------------
                                Name:  James O'Brien
                                Title: Vice President


                                TPG PARALLEL I, L.P.

                                By:  TPG GenPar, L.P.
                                     General Partner

                                       By:  TPG Advisors, Inc.
                                            General Partner



                                By:    /s/ James O'Brien
                                   --------------------------
                                Name:   James O'Brien
                                Title:   Vice President

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                                AIR PARTNERS II, L.P.

                                By:  TPG GenPar, L.P.
                                     General Partner

                                       By:  TPG Advisors, Inc.
                                            General Partner

                                By:    /s/ James O'Brien
                                   ------------------------------


                                Name:   James O'Brien
                                Title:   Vice President


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